UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Global Defense & National Security Systems, Inc. (the “Company”) on April 18, 2014 (the “Initial Form 8-K”) in connection with a director resignation and new director appointment.

The Initial Form 8-K is being amended by this Form 8-K/A to provide information with respect to the committee designations of the new director. No other amendments to the Initial Form 8-K are being made by this Form 8-K/A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2014, the Company reported on the Initial Form 8-K the appointment of the Honorable Ronald R. Spoehel to the board of directors (the “Board”) of the Company, effective April 28, 2014. At the time of such appointment, no determination had been made regarding the committees of the Board on which Mr. Spoehel would serve.

On April 29, 2014, the Board appointed Mr. Spoehel as a member and chairperson of the audit committee of the Company and as a member of the nominating committee of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Date: April 30, 2014	By:	/s/ Frederic Cassis
	Name:	Frederic Cassis
	Title:	Secretary